SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 10, 2007

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 10, 2007, Isis Pharmaceuticals, Inc. (“Isis”) issued a notice that it will voluntarily redeem all of its outstanding 5 ½% Convertible Subordinated Notes due 2009 (the “Notes”) on May 10, 2007, pursuant to Isis’ optional redemption under paragraph 6 of the Notes issued under an Indenture, dated as of May 1, 2002 (the “Indenture”) between Isis Pharmaceuticals, Inc., as issuer, and Wells Fargo Bank, National Association, (as successor by consolidation with Wells Fargo Bank Minnesota, National Association) as trustee.

Isis estimates the aggregate redemption price for the outstanding Notes will be approximately $82.1 million plus accrued but unpaid interest of approximately $111,000.  Prior to the redemption, Isis plans to make its semi-annual interest payment on the Notes on May 1, 2007.

The description of the redemption set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Notes and the Indenture.

A copy of the notice of full redemption Isis issued in connection with this redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Notice of Full Redemption Dated April 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: April 10, 2007	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1	Notice of Full Redemption Dated April 10, 2007.